Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment no. 3 to Registration Statement (File No. 333-290302) on Form F-1/A of our report dated August 14, 2025, relating to the consolidated financial statements of Lytus Technologies Holdings PTV. Ltd. (the “Company”) appearing in the Annual Report on Form 20-F of the Company for the year ended March 31, 2025.

/s/ Shah Teelani & Associates (7161)

Ahmedabad, India

January 30, 2026